Ex-99(2)(d)(i)


CERTIFICATE NO.                                                           SHARES
      1                                                            [           ]

                        GABELLI DIVIDEND & INCOME TRUST
               Organized Under the Laws of The State of Delaware
                   [ ]% Series A Cumulative Preferred Shares
                           $.001 Par Value Per Share
                    $25.00 Liquidation Preference Per Share
                                                                  CUSIP No.[   ]

         This certifies that Cede & Co. is the owner of [ ]fully paid and non-assessable [ ]% Series A Cumulative Preferred Shares, $.001 par value per share, $25.00 liquidation preference per share, of the Gabelli Dividend & Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this day of June 2004.



EQUISERVE TRUST COMPANY N.A.                                      GABELLI DIVIDEND & INCOME TRUST
As Transfer Agent and Registrar


By:                                                               By:
    -----------------------------------------------------              -----------------------------------------------------
    Authorized Signature                                               President

                                                                  Attest:
                                                                       -----------------------------------------------------
                                                                       Secretary

FOR VALUE RECEIVED,                                        hereby sells, assigns
                    --------------------------------------
and transfers unto
                  --------------------------------------------------------------

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint
       ------------------------ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated                                              ,
       --------------------------------------------  -----------------

In presence of

----------------------------------     -----------------------------------------

         The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.